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                          SUBSIDIARY OF THE REGISTRANT


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                                                         Percentage of     State of Incorporation
         Parent                     Subsidiary             Ownership           or Organization
------------------------     -----------------------     -------------     ----------------------
Midwest Bancshares, Inc.     Midwest Federal Savings         100%                 Federal
                             and Loan Association of
                             Eastern Iowa
Midwest Federal Savings      Midwest Financial               100%                   Iowa
and Loan Association of      Products, Inc.
Eastern Iowa








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